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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Evenflo Company, Inc. on Form S-4 of our report dated July 10, 1998 (relating to the statements of revenues and direct costs of Gerry Baby Products Company) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Tampa, Florida

September 30, 1998